EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Prospectus and Registration Statement on Form S-3 of IRADIMED CORPORATION of our report dated March 1, 2024, relating to the financial statements of IRADIMED CORPORATION appearing in the Annual Report on Form 10-K of IRADIMED CORPORATION for the year ended December 31, 2023.
We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP
Orlando, Florida
April 3, 2024